EXHIBIT 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P ,  I N C .

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. ANNOUNCES 11% INCREASE IN QUARTERLY DIVIDEND

LEBANON, Tenn. -- September 18, 2008 -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today announced that its Board of Directors has increased the Company’s quarterly dividend by 11%, declaring a regular quarterly dividend of $0.20 per share, an increase from the previous quarterly dividend of $0.18 per share.  The dividend is payable on November 5, 2008 to shareholders of record on October 17, 2008.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 577 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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